PETROTEQ ANNOUNCES PROGRESS ON NEW TECHNOLOGY LICENSES, AND CHANGES TO MANAGEMENT AND BOARD OF DIRECTORS

Sherman Oaks, California - March 12, 2020 - Petroteq Energy Inc. ("Petroteq" or the "Company") (TSXV:PQE; OTC:PQEFF; FSE:PQCF), an integrated oil company focused on the development and implementation of its proprietary oil-extraction and remediation technologies, is pleased to announce progress on the licensing of its proprietary oil-sands extraction technology.

On July 2, 2019, the Company announced that it had entered into a non-exclusive technology licensing agreement with Valkor LLC ("Valkor"), a company based in Katy, Texas. The Agreement grants to Valkor the right to use Petroteq's proprietary patented technology to engineer, construct, operate and finance oil sands extraction plants (individually, a "Plant") to transform highly oil saturated feed ore recovered from mining operations to heavy crude. Under the Agreement, Valkor agreed to pay Petroteq a non-refundable license fee of US$2 million per Plant in two payments, with 50% payable upon start of construction of a Plant and 50% payable upon first production of such Plant. The Agreement further provides that Valkor will pay Petroteq a five percent (5%) royalty based on annual gross sales, excluding solvent and or water, for so long as licensed technology is covered by a valid claim in the country in which it is used.

Valkor has advised the Company that it has entered into a non-binding memorandum of understanding with Hydrocarbon Dynamics Limited ("HCD"), a company listed on the Australian Securities Exchange, to complete a preliminary study to determine the feasibility to mine HCD's oil sands within HCD's Utah leases. To earn an interest in HCD's Utah leases, Valkor will need to engineer, install and operate a Plant.

Valkor has also advised Petroteq that it has entered into a non-binding memorandum of understanding with TomCo Energy plc, a company listed on AIM, the London Stock Exchange's international market for smaller growing companies, in respect of TomCo's leases in the Uintah basin in Utah. Valkor and TomCo intend to work towards agreeing on the scope of a resource study to identify the locations of the potential resource whereupon Valkor would seek to engineer, construct and operate a Plant.

In the event the foregoing ventures successfully proceed, the Company would be entitled to initial non-dilutive capital, as well as a potential long-term revenue stream through a royalty.

The Company also announces that Dr. Gerald Bailey has retired from his position as President of the Company. Dr. Bailey will remain a non-executive director of the Company. The directors of the Company would like to acknowledge Dr. Bailey's valuable contributions to the Company in his executive capacity over the years and looks forward to continue working with him in the future.

Travis Schneider, a director since December 2011, and David Sealock, have resigned as directors of the Company. Mr. Sealock has also given notice of his resignation as Chief Executive Officer effective March 31, 2020. The directors of the Company thank Mr. Schneider and Mr. Sealock for their contributions and support of the Company. Mr. Sealock's original mandate with Petroteq was to complete and commission the Company's Asphalt Ridge facility located in Vernal, Utah, which has been achieved.

Mr. Alex Blyumkin, Chairman of Petroteq, will assume the role of Interim CEO upon Mr. Sealock's departure. "I am extremely excited at the prospect of expanding our relationship with Valkor into new projects" stated Mr. Blyumkin. "The potential of having multiple facilities in Utah making similar oils and all using Petroteq technology has the potential to open up many opportunities to gain economies of scale both in our production costs, as well as on the distribution of our unique oil products," he continued.

About Petroteq Energy Inc.

Petroteq is an integrated clean technology company focused on the development and implementation of a new proprietary technology for oil extraction. The Company has an environmentally safe and sustainable technology for the extraction and reclamation of heavy and bitumen from oil sands, oil shale deposits and shallow oil deposits. Petroteq is engaged in the development and implementation of its patented environmentally friendly heavy oil processing and extraction technologies. Petroteq is currently focused on developing its oil sands resources and expanding production capacity at its Asphalt Ridge soil remediation and heavy oil extraction processing facility located near Vernal, Utah.

For more information, visit www.Petroteq.energy.

Forward-Looking Statements

Certain statements contained in this press release contain forward-looking statements within the meaning of the U.S. and Canadian securities laws. Words such as "may," "would," "could," "should," "potential," "will," "seek," "intend," "plan," "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company, including statements concerning Valkor's agreements with Hydrocarbon Dynamics Limited and TomCo Energy plc, are intended to identify forward-looking information. Readers are cautioned that there is no certainty that it will be commercially viable to produce any portion of the resources. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, based on information available to the Company, and are subject to certain risks, uncertainties and assumptions, including, without limitation: the technology performing as expected; availability of labour and parts; adequate capital raising efforts; and Valkor's ability to execute on its operational plans in respect of its transactions with each of Hydrocarbon Dynamics Limited and TomCo Energy plc, which is beyond the Company's control. Material factors or assumptions were applied in providing forward-looking information. While forward-looking statements are based on data, assumptions and analyses that the Company believes are reasonable under the circumstances, whether actual results, performance or developments will meet the Company's expectations and predictions depends on a number of risks and uncertainties that could cause the actual results, performance and financial condition of the Company to differ materially from its expectations. Certain of the "risk factors" that could cause actual results to differ materially from the Company's forward-looking statements in this press release include, without limitation: uncertainties inherent in the estimation of resources, including whether any reserves will ever be attributed to the Company's properties; since the Company's extraction technology is proprietary, is not widely used in the industry, and has not been used in consistent commercial production, the Company's bitumen resources are classified as a contingent resource because they are not currently considered to be commercially recoverable; full scale commercial production may engender public opposition; the Company cannot be certain that its bitumen resources will be economically producible and thus cannot be classified as proved or probable reserves in accordance with applicable securities laws; changes in laws or regulations; the ability to implement business strategies or to pursue business opportunities, whether for economic or other reasons; status of the world oil markets, oil prices and price volatility; oil pricing; state of capital markets and the ability of the Company to raise capital; litigation; the commercial and economic viability of the Company's oil sands hydrocarbon extraction technology, and other proprietary technologies developed or licensed by the Company or its subsidiaries, which currently are of an experimental nature and have not been used at full capacity for an extended period of time; reliance on suppliers, contractors, consultants and key personnel; the ability of the Company to maintain its mineral lease holdings; potential failure of the Company's business plans or model; the nature of oil and gas production and oil sands mining, extraction and production; uncertainties in exploration and drilling for oil, gas and other hydrocarbon-bearing substances; unanticipated costs and expenses, availability of financing and other capital; potential damage to or destruction of property, loss of life and environmental damage; risks associated with compliance with environmental protection laws and regulations; uninsurable or uninsured risks; potential conflicts of interest of officers and directors; and other general economic, market and business conditions and factors, including the risk factors discussed or referred to in the Company's disclosure documents, filed with United States Securities and Exchange Commission and available at www.sec.gov (including, without limitation, its most recent annual report on Form 10-K under the Securities Exchange Act of 1934, as amended), and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com.

Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward- looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law. Unless otherwise specified, all references to $ refer to lawful currency of the United States.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

CONTACT INFORMATION

Petroteq Energy Inc.

Alex Blyumkin

Executive Chairman

Tel: (800) 979-1897